UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 14a-12

Backblaze, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Ben Franklin Ct

San Mateo, California 94401

April 21, 2023

To the stockholders of Backblaze, Inc.:

You are cordially invited to attend our Annual Meeting of Stockholders (the “Annual Meeting”) of Backblaze, Inc., a Delaware corporation (“Backblaze”), that will be held on Monday, June 5, 2023 at 11:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLZE2023. We believe a virtual meeting provides a safer environment due to potential COVID-19 concerns, expands access, improves communication, enables increased stockholder attendance and participation and provides cost savings for Backblaze and its stockholders.

Details regarding virtual admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions using one of these voting options.

Thank you for your ongoing support of Backblaze.

Very truly yours,

/s/ Gleb Budman

Gleb Budman

Chief Executive Officer and Chairperson of the Board of Directors

Backblaze, Inc.

500 Ben Franklin Ct

San Mateo, CA 94401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2023

Time and Date:	Monday, June 5, 2023 at 11:00 a.m. Pacific Time.

Place:	The Annual Meeting will be completely virtual. You may virtually attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLZE2023.

Items of Business:

(1)   To elect one Class II director to the Board of Directors, Jocelyn Carter-Miller, to hold office until the annual meeting of stockholders held in 2026.

(2)   To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

(3)   To approve our Amended and Restated 2021 Equity Incentive Plan.

(4)   To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 6, 2023.

Voting:	Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.

On or about April 21, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement (the “Proxy Statement”) and our annual report for the year ended December 31, 2022 (the “Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

If you have any questions regarding this information or the proxy materials, please visit our website at https://ir.backblaze.com or contact our investor relations department at ir@backblaze.com.

All stockholders are cordially invited to virtually attend the Annual Meeting.

By order of the Board of Directors,

/s/ Gleb Budman

Gleb Budman

Chief Executive Officer and Chairperson of the Board of Directors

San Mateo, California

April 21, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Monday, June 5, 2023 at 11:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/BLZE2023.

The Proxy Statement and our Annual Report are available at www.ProxyVote.com.

Backblaze, Inc.

500 Ben Franklin Ct

San Mateo, CA 94401

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our Board of Directors for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Pacific Time on Monday, June 5, 2023, and any postponements or adjournments thereof. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to virtually attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/BLZE2023. Beginning on or about April 21, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement for the 2023 Annual Meeting and our annual report for the year ended December 31, 2022 (the “Annual Report”). As used in this proxy statement, the terms “Backblaze,” “Company,” “we,” “us,” and “our” mean Backblaze, Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Q:	Why are you holding a virtual meeting, and how can stockholders attend?

A:

We have adopted a virtual meeting format for our Annual Meeting this year because we believe a virtual meeting provides a safer environment due to potential COVID-19 concerns, expanded access, improved communication, increased opportunity for stockholder attendance and participation, and cost savings for our stockholders and the Company. To participate in our virtual Annual Meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/BLZE2023 with your 16-digit control number provided with your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Q:	What can I do if I need technical assistance during the Annual Meeting?

A:

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

We encourage you to access the 2023 Annual Meeting before the start time of 11:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Pacific Time.

Q:	Why did I receive the Notice?

A:

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. All stockholders of record as of the close of business on April 6, 2023 (the “Record Date”) will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you how to access and review the proxy materials via the Internet, how to request a printed copy of the proxy materials and how to submit your proxy via the Internet or by telephone.

Q:	How do I request paper copies of the proxy materials?

A:

You will not receive paper copies of the proxy materials in the mail unless you request them in accordance with the instructions in the Notice. If you would like to receive a printed copy of the proxy materials, please follow the instructions on the Notice for requesting the proxy materials, and we will promptly mail them to you.

In addition, by following the instructions in the Notice, you may request to receive future proxy materials on an ongoing basis (i) electronically by e-mail or (ii) in printed form by mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. Your election to receive proxy materials by e-mail or by mail will remain in effect until you terminate it.

Q:	What proxy materials are available on the Internet?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting; and

•	The Annual Report, which consists of our Annual Report on Form 10-K for the year ended December 31, 2022.

The proxy materials are available at www.ProxyVote.com.

Q:	What information is contained in this proxy statement?

A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Who can vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,348,789 shares of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 13,177,084 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), outstanding. The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock they held as of the Record Date, and the holders of our Class B Common Stock have the right to ten votes for each share of Class B Common Stock they held as of the Record Date. The holders of our Class A Common Stock and Class B Common Stock are voting as a single class on all matters presented at the Annual Meeting.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the “Bylaws”) and Delaware state law. The holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. Except as otherwise expressly provided by our amended and restated certificate of incorporation (the “Certificate of Incorporation”) or Bylaws, the holders of shares of our Class A Common Stock and our Class B Common Stock will vote together as a single class on all matters submitted to a vote or for the consent of our stockholders. Each holder of Class A Common Stock will have the right to one vote per share while each holder of Class B Common Stock will have the right to ten votes per share.

Under the General Corporation Law of the State of Delaware and our Bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	How can I vote my shares at the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. You may vote electronically at the Annual Meeting by going to www.virtualshareholdermeeting.com/BLZE2023 and using your unique control number that was included in the Notice to log in. You will need your unique control number to authenticate into the Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to virtually attend the Annual Meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	For Stockholders of Record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•

Via the Internet — You may vote by proxy via the Internet by following the instructions provided on the Notice or, if you requested printed copies of the proxy materials by mail, on the proxy card. You will be asked to provide the 16-digit control number printed on the Notice or on your proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2023 to be counted.

•

By Telephone — You may vote by proxy by telephone by following the instructions provided on the Notice or, if you requested printed copies of the proxy materials by mail, on the proxy card. You will be asked to provide the control number printed on the Notice or on your proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2023 to be counted.

•

By Mail — If you requested and received printed copies of the materials by mail, you may vote by mail by timely completing, signing and dating the enclosed proxy card and returning it in the envelope provided.

For Beneficial Owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to the information forwarded by your bank or broker to see which voting options are available to you. You are also invited to attend the Annual Meeting, however, you may not vote your shares at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on the following proposals:

(1)	To elect one Class II director to the Board of Directors, Jocelyn Carter-Miller, to hold office until the annual meeting of stockholders held in 2026;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023;

(3)	To approve our Amended and Restated 2021 Equity Incentive Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal One — The election of directors requires a plurality of the votes properly cast. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present or represented by proxy at the meeting and are voted is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present or represented by proxy at the meeting and are voted is required to approve our Amended and Restated 2021 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the nominee for election as Class II director named in Proposal One;

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•	“FOR” the approval of our Amended and Restated 2021 Equity Incentive Plan.

Q:	What happens if I do not give specific voting instructions?

A:	For Stockholders of Record — If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For Beneficial Owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters, such as Proposal Two, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of BDO USA, LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of the Class II director and the approval of our Amended and Restated 2021 Equity Incentive Plan.

Please note that brokers may not vote your shares on the election of directors or the proposed approval of our Amended and Restated 2021 Equity Incentive Plan in the absence of your specific instructions as to how to vote, so if you are a beneficial owner, we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (i) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (ii) by virtually attending the Annual Meeting and voting via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/BLZE2023 (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (i) by timely submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/BLZE2023 (or as otherwise provided by the broker, trustee or other nominee consistent with the foregoing).

Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be timely sent so as to be delivered to our principal executive offices, Attention: Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing, assembling, printing, filing, and mailing the Notice and proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Backblaze or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from Broadridge Financial Solutions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

To be considered for inclusion in the Company’s proxy materials for the 2024 annual meeting of stockholders, your proposal must be submitted in writing by December 23, 2023 to Backblaze’s Secretary at 500 Ben Franklin Court, San Mateo, CA 94401 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Proposals to be presented at our 2024 annual meeting of stockholders that are not intended for inclusion in the proxy statement must be submitted in accordance with the applicable advance notice provisions of our bylaws. Our Bylaws provide that, if you wish to submit a proposal that is not intended for inclusion in next year’s proxy materials or a proposal to nominate a director, you must do so no later than March 7, 2024 and not earlier than February 6, 2024, provided, however, that if our 2024 annual meeting of stockholders is held before May 6, 2024 or after August 14, 2024, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.

You also may recommend candidates to our Board of Directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in “Board of Directors and Corporate Governance — Director Nominations Process.”

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice, and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact us, if they are record records, or their brokers, if they hold in street name.

Q:	What is the mailing address for Backblaze’s principal executive offices?

A:	Our principal executive offices are located at 500 Ben Franklin Ct, San Mateo, CA 94401. The telephone number at that location is (650) 352-3738.

Any written requests for additional information, copies of the proxy materials and Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

PROPOSAL ONE

ELECTION OF DIRECTOR

General

Our Board of Directors (the “Board”) may establish the authorized number of directors from time to time by resolution. Our Board currently consists of six members and will consist of five members following the Annual Meeting. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Our Board is divided into three classes with staggered three-year terms. The Certificate of Incorporation and the Bylaws provide that only our Board can fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.

Nominees

One Class II director has been nominated for election at the Annual Meeting, for a three-year term expiring in 2026. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Jocelyn Carter-Miller for election as a Class II director at the Annual Meeting. The term of office of the elected Class II director will continue until such director’s term expires in 2026, or until such director’s successor has been duly elected and qualified, or the earlier of her death, resignation or removal. Tim Nufire’s current term as a Class II director ends at the Annual Meeting.

The person nominated for election has agreed to serve if elected. Directors are elected by a plurality of the votes properly cast in person or by proxy at the meeting. This means that nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. However, if you are a street name stockholder, which means that your shares are held by a broker, bank or other nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.

Information Regarding the Nominees and the Continuing Directors

The biographies below include information, as of April 6, 2023, regarding the specific experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.

	Class	Age	Position(s) with Backblaze	Current Term Expires	Expiration of Term for which Nominated
Class II Nominee
Jocelyn Carter-Miller	II	65	Lead Independent Director	2023	2026

Class III Continuing Directors
Gleb Budman	III	49	Chief Executive Officer and Chairperson of the Board	2024	—
Evelyn D’An	III	61	Director	2024	—

Class I Continuing Directors
Barbara Nelson	I	68	Director	2025	—
Earl E. Fry	I	64	Director	2025	—

Class II Non-Continuing Director
Tim Nufire	II	59	Director and Former Chief Cloud Officer	2023	—

Nominee for Class II Director for a Term Expiring in 2026

Jocelyn Carter-Miller has served as a member of our Board since October 2020 and our Lead Independent Director since January 2021. Since August 2005, Ms. Carter-Miller has been President of TechEdVentures, Inc., an educational company, and SoulTranSync, LLC, an audio wave synchronization technology and meditation company. From February 2002 to March 2004, Ms. Carter-Miller was the Executive Vice President and Chief Marketing Officer of Office Depot, Inc. and from 1999 until 2002, she was the Corporate Vice President and Chief Marketing Officer of Motorola, Inc. Ms. Carter-Miller has served on the board of directors of public companies for over 19 years, including the Principal Financial Group, Inc. since September 2001, Interpublic Group since July 2007, and Arlo Technologies, Inc. since August 2018. From 2009 until August 2018, Ms. Carter-Miller also served as a member of the board of directors of Netgear, Inc. Ms. Carter-Miller earned her M.B.A. from the University of Chicago and B.S. in Accounting from the University of Illinois. We believe that Ms. Carter-Miller is qualified to serve as a member of our Board because of her extensive experience advising public companies as both a director and executive, including substantial expertise with marketing, best-in-class governance practices and strategies.

Continuing Class I Directors Whose Term Expires in 2025

Barbara Nelson has served as a member of our Board of Directors since October 2020. Ms. Nelson has also served as a board member for GSI Technology, Inc., a publicly-traded semiconductor and SaaS company, since August 2021, and Omniscient Technology (o8t), a private company pioneering AI applied to brain connectivity, since October 2022. Ms. Nelson was the Vice President of Cloud Services, Software and Strategy of Western Digital Corporation, a hard disk drive manufacturer and data storage company, from May 2017 to April 2020. Prior to Western Digital Corporation, Ms. Nelson served as the General Manager and Executive Vice President of IronKey Mobile Security at Imation Corporation from 2013 to 2016. From July 2008 to March 2010, Ms. Nelson was the Chief Executive Officer and a member of the board of directors of Element Labs, a private company and from October 2003 to December 2007, she was the Chief Executive Officer and Chairperson of the board of directors of NeoScale Systems, a private company. Ms. Nelson earned her B.S. in Electrical Engineering from Stanford University. We believe that Ms. Nelson is qualified to serve as a member of our Board because of her extensive experience advising technology companies as both a director and executive, as well as decades of SaaS, storage and security experience.

Earl E. Fry has served as a member of our Board of Directors since August 2021. Mr. Fry currently serves as a member of the board of directors of Hawaiian Airlines and has served as the chair of the audit and finance committee since May 2016. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer, Chief Customer Officer and Executive Vice President, Operations Strategy. Mr. Fry has also served on the board of directors of Central Pacific Financial Corp. since April 2005 and is a member of the audit committee of Central Pacific Financial Corp., which he chaired from 2006 to 2020, and currently chairs since January 2022. Mr. Fry served on the board of directors of Xactly Corporation from September 2005 to August 2017. Mr. Fry received a B.B.A. in Accounting from the University of Hawai’i and has an MBA from the Stanford University Graduate School of Business. We believe Mr. Fry is qualified to serve as a member of our Board because of his significant professional experience in the areas of finance, accounting and audit oversight, both as a director and executive, as well as his substantial experience with respect to the software and cloud businesses, which allows him to contribute valuable insight and perspective.

Continuing Class III Directors Whose Term Expires in 2024

Gleb Budman is one of our co-founders and has served as our Chief Executive Officer since 2007. Mr. Budman has also served as a member of our Board since 2009 and Chairperson since January 2021. Prior to Backblaze, Mr. Budman served in various senior roles at SonicWall, Inc., MailFrontier, Inc. (acquired by SonicWall, Inc.) and Kendara, Inc. (acquired by Excite@Home, Inc.). Mr. Budman also previously founded two other startup companies. Mr. Budman earned a M.B.A. and B.S. in Mechanical Engineering from the University of California, Berkeley. We believe that Mr. Budman is qualified to serve as a member of our Board because of his extensive experience in leadership roles at various technology companies, and the continuity that he brings to our Board as our co-founder and Chief Executive Officer.

Evelyn D’An has served as a member of our Board since August 2021. Ms. D’An is the President of D’An Financial Services, a strategic consulting firm she established in 2004. Ms. D’An is also a former partner of Ernst & Young, where she spent 18 years serving clients in retail, consumer products, technology, financial services, media and other sectors. Ms. D’An has served on numerous corporate boards since 2006, including as a director of Summer Infant, Inc., a NASDAQ-listed manufacturer of infant and juvenile products, from November 2016 to June 2022. She graduated with a Bachelor of Science in Accounting from the State University of Albany. We believe that Ms. D’An is qualified to serve as a member of our Board because of her extensive experience advising technology companies and other public companies as both a director and executive. We believe Ms. D’An brings to our Board significant corporate governance, financial and accounting experience.

Class II Non-Continuing Director

Tim Nufire is one of our co-founders and served as our Chief Cloud Officer from 2015 to January 2023, and Vice President of Engineering from 2008 to 2015. Mr. Nufire has also served as a member of our Board since 2009. Prior to Backblaze, Mr. Nufire held senior positions at Aplia Inc. (acquired by the Thompson Corporation, which later spun out as Cengage Learning), MailFrontier, Inc. (acquired by SonicWall, Inc.), SearchFox (acquired by Yahoo!), Adobe Inc. and Apple Inc. Mr. Nufire earned his B.S. in Mathematics with Highest Distinction from the University of Kansas.

There are no family relationships among any of our directors or executive officers. See “Board of Directors and Corporate Governance” and “Board of Directors and Corporate Governance — Director Compensation” below for additional information regarding our Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE AS A CLASS II DIRECTOR.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has selected the firm of BDO USA, LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2023. BDO USA, LLP has audited our financial statements since the year ended December 31, 2019.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our stockholders.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023. Our Audit Committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. We expect that representatives of BDO USA, LLP will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present in person or represented by proxy at the meeting and are voted will be required to ratify the selection of BDO USA, LLP.

Principal Accountant Fees and Services

The following table sets forth all fees incurred for professional audit services and other services rendered by BDO USA, LLP during the years ended December 31, 2022 and 2021 (in thousands):

	2022	2021
Audit Fees(1)	$1,586	$1,913
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$291	$116
All Other Fees	$—	$—
Total Fees	$1,877	$2,029

(1)

Audit Fees consist of fees for professional services provided in connection with the initial PCAOB audits of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings. This category also includes fees for services incurred in connection with our initial public offering, including $0.9 million related to registration statements.

(2)

Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.”

(3)

Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit

Committee, or the chair if such approval is needed between meetings of the Audit Committee, generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services rendered by BDO USA, LLP for the years ended December 31, 2021 and 2022 were pre-approved by our Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL THREE

APPROVAL OF OUR AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

General

The stockholders are being asked to approve an amendment and restatement of our 2021 Equity Incentive Plan (as amended and restated, the “Amended Plan”). Our 2021 Equity Incentive Plan (the “2021 Plan”) was originally approved and adopted in connection with our initial public offering in November 2021. If approved, the Amended Plan sets the total number of shares of common stock authorized and available for issuance under the 2021 Plan to be 14,662,500, plus any shares pursuant to prior equity awards under the 2021 Plan or its predecessor plan that are forfeited, expire or otherwise lapse unexercised thereafter in accordance with the terms of the 2021 Plan.

Additionally, the 2021 Plan currently provides that on the first day of each fiscal year, the aggregate number of shares of common stock that may be issued thereunder shall automatically increase by a number equal to the least of: (i) 4,784,100 shares, (ii) 5% of the shares of the Common Shares (defined as our Class A Common Stock) outstanding on the last business day of the prior fiscal year; or (iii) the number of shares determined by our Board of Directors. If approved, the Amended Plan modifies the second prong of the foregoing provision to be calculated based on 5% of the shares of our common stock, including Class A Common Stock and Class B Common Stock, outstanding on the last business day of the prior fiscal year.

The Board approved the Amended Plan, upon the recommendation of the Compensation Committee and subject to stockholder approval at the Annual Meeting. We are seeking approval of the Amended Plan to comply with Nasdaq stockholder approval requirements applicable to material amendments to equity plans that have been approved by stockholders. If approved by stockholders at the Annual Meeting, the Amended Plan will be effective at the time of stockholder approval. If the Amended Plan is not approved, our current 2021 Plan will remain as-is.

The Board believes that approval of the Amended Plan is in the best interests of us and our stockholders. Approval of this proposal is necessary to enable us to recruit and retain employees, which is critical to our success, and to align the interests of our management with the interests of our stockholders. Our executive officers and directors have an interest in this proposal as they would be eligible to receive equity awards under the Amended Plan representing an interest in shares authorized by the Amended Plan. For information about the features of the Amended Plan, see “Summary of Material Provisions of 2021 Plan” below.

The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present in person or represented by proxy at the meeting and are voted will be required to approve the Amended Plan.

Summary of Material Provisions of the Amended Plan

The following summary of the material provisions of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan in the form in which it would become effective upon approval of this proposal. The text of that form is attached as Annex A to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the Amended Plan in their entirety.

Share Reserve. The number of shares of our common stock available for issuance under our Amended Plan is 14,662,500 shares of common stock, which was initially 5,262,500 under the 2021 Plan, plus any shares pursuant to prior equity awards under the 2021 Plan that are forfeited, expire or lapse and up to 13,719,000 shares subject to awards granted under our 2011 Plan that expire, forfeit or lapse following the effective date of the 2021 Plan. As of April 6, 2023, the total number of shares of common stock authorized and available for issuance under the 2021 Plan was 1,885,440, plus any shares pursuant to prior equity awards under the 2021 Plan or its predecessor plan that are forfeited, expire or otherwise lapse unexercised thereafter in accordance with the terms of the 2021 Plan.

Annual Increase. The number of shares reserved for issuance under our Amended Plan increases automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2031 as set forth in the 2021 Plan. On the first day of each fiscal year during the remaining term of the Amended Plan, commencing on January 1, 2024, the aggregate number of shares of common stock that may be issued under the Amended Plan shall automatically increase by a number equal to the least of:

•	4,784,100 shares;

•	5% of the shares of common stock, including Class A Common Stock and Class B Common Stock, outstanding on the last business day of the prior fiscal year; or

•	the number of shares determined by the Board.

In general, as set forth in the 2021 Plan, to the extent that any awards under our Amended Plan are forfeited, terminate, expire or lapse without the issuance of shares, or if we reacquire the shares subject to awards granted under our Amended Plan, or up to 13,719,000 shares subject to awards granted under our 2011 Stock Plan that expire, forfeit or lapse following the effective date of the 2021 Plan, those shares will again become available for issuance under our Amended Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

Administration. The Compensation Committee of our Board of Directors administers our Amended Plan. The Compensation Committee has complete discretion to make all decisions relating to our Amended Plan and outstanding awards, with the exception of repricing outstanding options.

Eligibility. Employees, non-employee directors, consultants and advisors are eligible to participate in our 2021 Plan. As of April 6, 2023, approximately 400 persons (including current named executive officers and non-employee directors) were eligible to participate in the Amended Plan.

Under our Amended Plan, the aggregate grant date fair value of awards granted to our non-employee directors may not exceed $1,000,000 in any one fiscal year, except that the grant date fair value of awards granted to newly appointed non-employee directors may not exceed $2,000,000 in the fiscal year in which such non-employee director is initially appointed to our Board. Neither (i) awards granted to an individual while they were an employee or consultant, but not a non -employee director, nor (ii) awards granted pursuant to a non-employee director’s election to receive awards in lieu of cash retainers or other fees shall count towards this limitation.

Types of Awards. Our Amended Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;

•	stock appreciation rights; restricted shares; and

•	restricted stock units (“RSUs”).

Options and Stock Appreciation Rights. The exercise price for options granted under our Amended Plan may generally not be less than 100% of the fair market value of our common stock on the grant date. Optionees will be permitted to pay the exercise price in cash or, with the consent of the Compensation Committee:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of shares through a broker approved by us;

•	by instructing us to withhold a number of shares having an aggregate fair market value that does not exceed the exercise price; or

•	by other methods permitted by applicable law.

An optionee who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights may generally not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash, shares of our common stock or a combination.

Options and stock appreciation rights vest as determined by the Compensation Committee. In general, they will vest over a four-year period following the date of grant based on the optionee’s continued service with us, but may also vest subject to performance-based or such other conditions as the Compensation Committee may determine. Options and stock appreciation rights expire at the time determined by the Compensation Committee but in no event more than ten years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier.

Restricted Shares and RSUs. Restricted shares and RSUs may be awarded under our Amended Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones or a combination of both, as determined by the Compensation Committee.

Corporate Transactions. In the event we are a party to a merger, consolidation or certain change in control transactions, outstanding awards granted under our Amended Plan, and all shares acquired under our Amended Plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by our Compensation Committee). Unless an award agreement provides otherwise, such treatment may include any of the following with respect to each outstanding award:

•	the continuation, assumption or substitution of an award by a surviving entity or its parent;

•	the cancellation of an award without payment of any consideration, provided that the optionee shall be notified of such treatment;

•

the cancellation of the vested portion of an award (and any portion that becomes vested as of the effective time of the transaction) in exchange for a payment equal to the excess, if any, of the value that the holder of each share of our common stock receives in the transaction over (if applicable) the exercise price otherwise payable in connection with the award; or

•

the assignment of any reacquisition or repurchase rights held by us with respect to an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

The Compensation Committee is not required to treat all awards, or portions thereof, in the same manner.

Unless determined otherwise by the administrator at the time of grant of an award, all outstanding awards held by current service providers at the time of occurrence of a change in control will fully accelerate and vest if they are not continued, assumed or substituted by the acquirer.

Notwithstanding the foregoing, the vesting of an outstanding award may be accelerated by the administrator upon the occurrence of a change in control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of service following a change in control transaction.

A change in control includes: any person acquiring beneficial ownership of more than 50% of our total voting power; the sale or other disposition of all or substantially all of our assets; or our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity.

Changes in Capitalization. In the event of certain changes in our capital structure without our receipt of consideration, such as a stock split, reverse stock split or dividend paid in common stock, proportionate adjustments will automatically be made to:

•	the maximum number and kind of shares available for issuance under our 2021 Plan, including the maximum number and kind of shares that may be issued upon the exercise of incentive stock options;

•	the maximum number and kind of shares covered by, and exercise price, base price or purchase price, if any, applicable to each outstanding stock award; and

•	the maximum number and kind of shares by which the share reserve may increase automatically each year.

In the event that there is a declaration of an extraordinary dividend payable in a form other than our common stock in an amount that has a material effect on the price of our common stock, a recapitalization, a spin-off or a similar occurrence, the Compensation Committee may make such adjustments to any of the foregoing as it deems appropriate, in its sole discretion.

Amendments or Termination. Our Board may amend, suspend or terminate our Amended Plan at any time. If our Board amends our Amended Plan, it does not need stockholder approval of the amendment unless required by applicable law, regulation or rules. Our Amended Plan will terminate automatically 10 years after the date on which our stockholders initially approved the 2021 Plan.

Certain Federal Income Tax Aspects of Awards Granted Under the Amended Plan

This is a general summary of the federal income tax aspects of awards that may be made under the Amended Plan based on existing U.S. federal income tax laws. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards granted under the Amended Plan depend upon the type of award.

Incentive Stock Options.    No taxable income is recognized by an optionee upon the grant or vesting of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Options.    No taxable income is recognized by an optionee upon the grant or vesting of a nonstatutory option (“NSO”). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Shares.    A participant who receives an award of restricted shares generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. Alternatively a participant may make a one-time election to recognize income at the time the participant receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Internal Revenue Code.

RSU Awards.    In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU. Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.

Stock Appreciation Rights.    In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A and Section 457A.    The foregoing description assumes that Section 409A of the Internal Revenue Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted share awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income. Unless otherwise set forth in the applicable award agreement, it is intended that each award granted under the Amended Plan be exempt from Section 457A of the Internal Revenue Code.

Tax Consequences to Us.    We will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Amended Plan. However, Section 162(m) of the Internal Revenue Code may limit the deductibility of certain awards granted under the Amended Plan.

New Plan Benefits

Pursuant to our non-employee director compensation policy (described in the section of this proxy statement titled “Board of Directors and Corporate Governance — Director Compensation”), non-employee members of our Board receive equity awards in connection with their joining and re-election to our board of directors. The following table describes the awards that our current non-employee directors as a group will be granted on the date of the Annual Meeting, which reflects Mr. Nufire’s anticipated transition from our board and assumes Ms. Carter-Miller’s re-election to our Board:

Name	Dollar Value of RSUs(1)
All current non-employee directors as a group (4 persons)	$600,000

(1)	Number of shares will not be determinable until the grant date. See “Director Compensation” below for more information.

Future awards under the Amended Plan to any of our named executive officers, our current executive officers and future discretionary awards to our non-employee directors are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

Existing Plan Benefits

As of April 6, 2023, no stock options have been granted under the 2021 Plan to any of our named executive officers, our current executive officers, our current directors who are not executive officers, our director nominee or our employees, including all current officers who are not executive officers, except as follows:

•

1,433,520 shares underlying stock options granted and outstanding to our current employees, none of which are not named executive officers, current directors, director nominees or current officers who are not executive officers, as a group.

No stock options or other awards have been granted under the Existing Plan to any associate of any of our directors (including our director nominee) or executive officers.

As of April 6, 2023, there were 1,457,055 shares of our common stock subject to outstanding options under the 2021 Plan, at a weighted average exercise price of $21.80. The weighted average remaining contractual life of such options was 8.54 years. There were also a total of 3,975,036 shares of common stock subject to issuance upon settlement of outstanding RSUs issued under the 2021 Plan. On April 6, 2023, the last reported sales price of our Class A Common Stock on Nasdaq was $4.61 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our Board currently consists of six members and will consist of five members following the Annual Meeting. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal.

Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal.

The classification of our Board may have the effect of delaying or preventing changes in our control or management.

Board Diversity

The following matrix presents the diverse composition of our Board as of the date of this proxy statement:

Board Diversity Matrix
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	—	—

Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Independence

Our Class A Common Stock is listed on the NASDAQ Global Market (“Nasdaq”). Under Nasdaq’s rules, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an initial public offering. In addition, Nasdaq’s rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under Nasdaq’s rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under Nasdaq’s rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under Nasdaq’s rules, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Jocelyn Carter-Miller, Barbara Nelson, Earl E. Fry and Evelyn D’An, representing four (4) of our directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq’s rules.

The independent members of our board of directors hold, and are expected to continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.

Board Leadership Structure

Under our Corporate Governance Policy and Guidelines, our Board has combined the roles of Chairperson and Chief Executive Officer, who is Gleb Budman. Our Board has determined that we would be best served by having a Chairperson with deep operational and strategic knowledge of our business. Our Board has also appointed Jocelyn Carter-Miller as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for, among other things, conducting sessions with the independent directors as part of every Board meeting, calling special meetings of the independent directors, and chairing all meetings of the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole. Our Board also administers its oversight through its various standing committees that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters as well as cybersecurity attacks; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and succession planning.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business from time to time. Our Board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our Board expects to delegate various responsibilities and authority to committees as generally described below. It is expected that the committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of our Board qualifies as an independent director in accordance with Nasdaq’s listing standards. Each committee of our Board has a written charter approved by our Board. Copies of each committee charters have been posted on the Governance — Documents & Charters portion of our website at https://ir.backblaze.com. Members serve on these committees until their resignation or until otherwise determined by our Board.

The following table provides membership information for each of such board committee as of April 21, 2023:

Name	Audit	Compensation	Nominating and Corporate Governance
Jocelyn Carter-Miller	X	X*	X
Barbara Nelson	X		X*
Evelyn D’An	X*	X
Earl E. Fry	X	X	X

*	Committee Chair.

Audit Committee

The members of our Audit Committee are Evelyn D’An, Earl E. Fry, Jocelyn Carter-Miller and Barbara Nelson. Ms. D’An is the chair of the Audit Committee. Our Board has determined that each member of our Audit Committee is independent under the rules and regulations of the SEC and Nasdaq’s listing standards applicable to audit committee members. Our Board has also determined that each member of the Audit Committee can read and understand fundamental financial statements and qualifies as an audit committee financial expert within the meaning of SEC regulations and meets Nasdaq’s financial sophistication requirements. Our Audit Committee met 9 times in 2022.

Our Audit Committee assists our Board with its oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; and the design and implementation of our risk assessment and risk management. Among other things, our Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs. Our Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Our Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor. Our Audit Committee reviews and oversees all related person transactions in accordance with our policies and procedures. Our Audit Committee also reviews the Company’s cybersecurity and other information technology risks.

Compensation Committee

The members of our Compensation Committee are Jocelyn Carter-Miller, Earl E. Fry and Evelyn D’An. Ms. Carter-Miller is the chair of the Compensation Committee. Our Board has determined that each member of our Compensation Committee is independent under the rules and regulations of the SEC and Nasdaq’s listing standards applicable to compensation committee members. Our Compensation Committee assists our Board with its oversight of the forms and amount of compensation for our executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of our equity and non-equity incentive plans for employees and other service providers and certain other matters related to our compensation programs. Our Compensation Committee, among other responsibilities, evaluates the performance of our chief executive officer and, in consultation with him, evaluates the performance of our other executive officers (including officers reporting under Section 16 of the Exchange Act). Our Compensation Committee also oversees the management of risks associated with our compensation policies and programs. Our Compensation Committee met 9 times in 2022.

Compensation Committee Processes and Procedures

Our Compensation Committee intends to meet at least five times each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of our Compensation Committee and members of the management team. Our Compensation Committee meets regularly in executive sessions without members of management present. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. In particular, our Compensation Committee consults with our chief executive officer in connection with reviewing, recommending or determining our executive compensation policies. Nevertheless, our chief executive officer may not be present during our Compensation Committee’s executive sessions or during voting or deliberations of the Compensation Committee regarding such individual’s compensation. The charter of our Compensation Committee grants the committee access to all of our books, records, facilities and personnel. In addition, our Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, legal counsel, or other advisors of its choosing, and we must provide for appropriate funding, as determined by our Compensation Committee, for payment of reasonable fees to any such advisor retained by the committee. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any such advisors engaged for the purpose of advising the committee. Under the charter of our Compensation Committee, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During the year ended December 31, 2022, our Compensation Committee engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to advise our Compensation Committee regarding the amount and types of compensation provided to our executive officers and non-employee directors in 2022. Compensia generally does not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Barbara Nelson, Jocelyn Carter-Miller and Earl E. Fry. Ms. Nelson is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under Nasdaq’s listing standards applicable to nominating and corporate governance committee members. Our Nominating and Corporate Governance Committee, among other things, assists our Board with its oversight of and identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board, and selects, or recommends that our Board selects, director nominees; develops and recommends to our Board a set of corporate governance guidelines; and oversees the evaluation of our Board. Our Nominating and Corporate Governance Committee also oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and succession planning. Our Nominating and Corporate Governance Committee met 5 times in 2022.

Director Nominations Process

Our Board will evaluate candidates for membership on our board of directors, including candidates nominated or recommended by stockholders, based on criteria established by our Board and as set forth in our Director Nominations Policy and Procedures. As part of this process, our Board, with oversight of our Nominating and Corporate Governance Committee, will oversee a periodic evaluation of the performance of our Board as a whole, of each Board committee and of individual directors and of the qualifications and performance of directors eligible for reelection at the annual meeting of stockholders. Specifically, in its evaluation of director candidates, including directors eligible for reelection, our board of directors seeks to achieve a balance of knowledge, experience, and capability on the board of directors and considers the following: the current size and composition of our Board and the needs of our Board and its respective committees; legal and regulatory requirements for boards of directors; such issues as character, integrity, judgment, diversity, independence, area of expertise, corporate, industry and eco-system experience, length of service, potential conflicts of interest, availability, other commitments and the like; industry best practices; and such other factors as the Nominating and Corporate Governance Committee may consider appropriate. With respect to diversity, the Board believes that a diverse boardroom provides a number of benefits, including greater diversity of thought which can help lead to a stronger decision-making process, enhanced breadth of personal experiences and viewpoints, and better representation of different stockholders and other stakeholders. The Board and its committees consider the effectiveness of such policies and procedures as part of its annual evaluation process.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for director candidates: (i) high personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are beneficial to those of existing Board members, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities. In evaluating the candidates, the Nominating and Corporate Governance Committee does not assign any particular weighting or priority to various factors. With regard to candidates who are properly recommended by stockholders or by other means, the Board will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, performing background checks, direct interviews with the candidate, or other actions that such committee deems necessary or proper.

The Nominating and Corporate Governance Committee will apply these same principles when evaluating candidates to our Board who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full board of directors for selection, the director nominees. The Nominating and Corporate

Governance Committee will also apply these same principles when evaluating candidates to our Board who are recommended by our stockholders in accordance with our policies and procedures.

It is the policy of our Board to consider recommendations for Board candidates from stockholders holding a voting interest of at least five percent (5%) of our fully diluted voting power continuously for at least twelve months prior to the date of the submission of the recommendation. Stockholder recommendations for candidates to our Board must be directed in writing to Backblaze, Inc. 500 Ben Franklin Ct, San Mateo, CA 9440, to the attention of either the General Counsel or our legal department, and must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming his or her willingness to serve, information regarding any relationships between the candidate and Backblaze, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board. The Nominating and Corporate Governance Committee may request additional information regarding recommended candidates.

Stockholder nominations to the board of directors must meet the requirements set forth in the Bylaws. Under these requirements, nominations for election to our Board may be made at a meeting of stockholders by any stockholder entitled to vote in the election of directors who provides timely written notice to our Secretary. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices within the time period specified in the Bylaws.

Code of Conduct

Our Board has adopted a Code of Conduct (the “Code”). The Code applies to all of our employees, officers, directors, contractors, consultants, suppliers and agents. The full text of the Code has been posted on the Governance — Documents & Charters portion of our website at https://ir.backblaze.com. We intend to disclose future amendments to, or waivers of, the Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings.

Transactions in the Company’s Securities

Our Board has adopted an Insider Trading Policy (the “Policy”), which applies to all of our directors, officers, employees and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs or controls. Under this Policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. Stock options, RSUs, restricted stock, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition. In addition, individuals subject to the Policy may not pledge our securities as collateral for loans.

Meetings of the Board of Directors

The Board met 9 times during the year ended December 31, 2022. No director attended fewer than 75% of the total number of meetings of the Board or of any committees of the Board of which he or she was a member during the year ended December 31, 2022.

It is our policy that directors are invited and strongly encouraged to attend our annual meetings of stockholders. Of the six members of our Board who were then in office, all six attended our Annual Meeting of Stockholders in 2022.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular director, care of the General Counsel by mail to our principal executive offices, Attention: General Counsel. The envelope should indicate that it contains a stockholder communication, and each such communication should set forth the name and address of the stockholder and the number of shares of our common stock that are owned, of record and beneficially, by such stockholder. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Director Compensation

The following table presents the total compensation, including equity awards, paid to each of our non-employee directors during the year ended December 31, 2022 for their service on our Board. We also reimburse our directors for expenses associated with attending meetings of our Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jocelyn Carter-Miller	76,000	—	83,014	—	159,014
Barbara Nelson	53,000	—	83,014	—	136,014
Evelyn D’An	61,000	—	113,429	—	174,429
Earl E. Fry	55,000	—	113,429	—	168,429

(1)

The amounts in this column include the aggregate grant date fair value of restricted stock units granted to each of the applicable directors during the year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. See the notes to our financial statements included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2023, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. As of December 31, 2022, each of Ms. Carter-Miller and Ms. Nelson held outstanding unvested restricted stock units representing 13,156 shares of our Class A Common Stock, respectively and each of Mr. Fry and Ms. D’An held outstanding unvested restricted stock units representing 17,976 shares of our Class A Common Stock, respectively.

Directors who are also our employees or officers receive no additional compensation for their service as directors while employed by the Company. Specifically, Mr. Budman, a current director and current employee, and Mr. Nufire, a current director and an employee until mid-January 2023, each did not receive additional compensation for their service as directors in 2022. Mr. Nufire became entitled to receive director compensation following his termination of employment with us in January 2023. Mr. Nufire will not be entitled to any severance in connection with the end of his service as a director. Mr. Nufire did receive severance upon his termination as an employee and Chief Cloud Officer of the Company in mid-January 2023 pursuant to his existing severance agreement with the Company, which terms and conditions were consistent with the severance arrangements entered into with our non-CEO named executive officers as described below under “Severance and Change in Control Benefits.” Specifically, Mr. Nufire received a lump sum cash severance payment equal to (a) 15 months of his base salary (based on one month per year of employment at the Company) and (b) his 2023 target bonus (equal to ten percent of his annualized salary) prorated for the number of days he served as an employee in 2023, plus reimbursement of COBRA health insurance premiums for a period of six months following his date of termination.

Non-Employee Director Compensation Policy

Prior to our initial public offering in November 2021, we did not implement a formal policy with respect to compensation payable to our directors for their service on our Board. In April 2021, our Board approved a director compensation policy for non-employee directors to be effective in connection with our initial public offering. Pursuant to this policy, our non-employee directors receive following completion of the offering the compensation described below. No changes were made to our non-employee director compensation policy in 2022.

Cash Compensation

Each non-employee director receives an annual cash retainer of $35,000. Our Lead Independent Director is also paid an additional annual cash retainer of $15,000.

In addition to the annual cash retainer, each director receives the following annual cash amounts for service on Board committees:

Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation	$12,000	$6,000
Nominating and Governance	$8,000	$4,000

All cash amounts are paid in arrears in quarterly installments.

Equity Compensation

Each non-employee director serving on our Board as of immediately following our initial public offering, who also served on our Board for at least nine months prior to our initial public offering, was granted an RSU award for 9,375 shares of our Class A Common Stock (reflecting $150,000 divided by the Company’s initial public offering price). Subject to the director’s continuing service, the RSU award will vest on the one-year anniversary of the grant date, which was the effective date of the registration statement on Form S-8 that we filed on November 12, 2021.

Each non-employee director initially appointed or nominated as a member of our Board after our initial public offering will receive an RSU award covering a number of shares of common stock having a grant date value of $300,000, determined using the closing price of our Class A Common Stock on the grant date. Subject to the director’s continuing service, the RSU award will vest in equal annual installments over a 3-year period, with vesting to occur on the anniversary of the grant date, which will be the date of the director’s appointment or nomination. Each non-employee director elected or re-elected to our Board at, or otherwise continuing to serve as a director after, an annual meeting of our stockholders will also receive an RSU award covering a number of shares of common stock having a grant date value of $150,000, determined using the closing price of our Class A Common Stock on the grant date, which shall be the date of the annual meeting at which the election or re-election occurs. Such annual RSUs will vest on the earlier of the next following annual shareholders meeting or the first anniversary of grant. Directors newly appointed to our Board between annual stockholder meetings, receiving an automatic equity grant immediately following this offering as detailed above or who joined the Board within the prior 12 months to such annual meeting of stockholders, will receive an annual award prorated to reflect their time on the Board prior to the stockholder meeting date or the date of the equity award immediately following this offering, as the case may be.

Equity awards held by our non-employee directors will vest in full upon a change in control of the Company.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of April 13, 2023:

Name	Age	Position(s)
Gleb Budman	49	Chief Executive Officer and Chairperson of the Board
Frank Patchel	65	Chief Financial Officer
Tina Cessna	59	Senior Vice President, Engineering

Gleb Budman is one of our co-founders and has served as our Chief Executive Officer since 2007. Mr. Budman has also served as a member of our Board since 2009 and Chairperson since January 2021. Prior to Backblaze, Mr. Budman served in various senior roles at SonicWall, Inc., MailFrontier, Inc. (acquired by SonicWall, Inc.) and Kendara, Inc. (acquired by Excite@Home, Inc.). Mr. Budman also previously founded two other startup companies. Mr. Budman earned a M.B.A. and B.S. in Mechanical Engineering from the University of California, Berkeley. We believe that Mr. Budman is qualified to serve as a member of our Board because of his extensive experience in leadership roles at various technology companies, and the continuity that he brings to our Board as our co-founder and Chief Executive Officer.

Frank Patchel has served as our Chief Financial Officer since March 2020. Prior to joining Backblaze, Mr. Patchel served as a financial planning and analysis consultant for Kaiser Permanente from January 2019 to February 2020. From March 2015 to August 2018, Mr. Patchel served as the Chief Financial Officer and Chief Operating Officer of Wintec Industries, Inc., a value chain solution provider. Previously, Mr. Patchel served in various senior roles with ABBYY USA, Inc. and ADP, Inc. Mr. Patchel began his career with Ernst & Young. Mr. Patchel earned his B.S. in Commerce from the University of Virginia.

Tina Cessna has served as our Senior Vice President, Engineering since July 2021. She previously served as our Vice President of Engineering from June 2018 to June 2021. Prior to joining Backblaze, Tina served as Senior Director, Software Development at Oracle Corporation from November 2017 to June 2018 and has also served in engineering and quality assurance roles at Salesforce, Inc., Cisco Systems, Inc. and Linksys. Tina earned a B.S.E.E in Electronic and Computer Engineering from California State Polytechnic University, Pomona.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the compensation of our principal executive officer and our two most highly compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2022, whom we refer to herein as our “named executive officers.” Brian Wilson resigned from our Board in July 2022, resigned from his position as our Chief Technology Officer in November 2022 and thereafter served as an advisory Chief Technology Officer until his departure from us in February 2023.

Name and Principal Position(1)	Year	Salary ($)	Non-Equity Incentive Plan ($)(2)	RSU Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Gleb Budman	2022	420,720	—	37,345	9,150	467,215
Chief Executive Officer and Chairperson	2021	420,720	1,330	—	8,700	430,750
Frank Patchel	2022	445,000	—	1,255,755	9,150	1,709,905
Chief Financial Officer	2021	420,720	1,330	—	8,700	430,750
Brian Wilson	2022	420,720	—	37,345	9,150	467,215
Former Chief Technology Officer and Director	2021	420,720	1,330	—	8,700	430,750

(1)	Tina Cessna, Senior Vice President of Engineering, was determined to be a named executive officer effective April 13, 2023.
(2)	Reflects bonus equal to percentage of annual cash sales paid equally to all employees.
(3)

The amounts in this column represents the aggregate grant date fair value of restricted stock units granted to the officer, computed in accordance with FASB ASC Topic No. 718. See the notes to our financial statements included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2023, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(4)	The RSU awards for 2022 includes the payout from the Company’s 2022 annual bonus plan, which was paid in the form of fully vested RSUs.
(5)	Reflects the Company’s contributions under the safe harbor provisions of our 401(k) Plan generally available to all employees as a percentage of cash compensation.

Narrative Explanation of Compensation Arrangements with our Named Executive Officers

Base Salaries and Annual Incentive Opportunities

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board or the Compensation Committee determines an adjustment is appropriate. In addition, all eligible employees, including our named executive officers, were entitled to receive a cash bonus in equal amounts based on a percentage of our cash sales during the year.

In 2022, we adopted an annual bonus plan that is designed to incentivize and reward eligible employees, including our named executive officers, based on our achievement of certain financial metrics in the fiscal year and individual performance. The financial metrics are our revenue and adjusted EBITDA. The target bonus amounts are determined by the employee’s level (up to 10%) and annual earnings, and the total bonus payout can range from zero to 200% of the target bonus depending on the final achievement against the performance metrics. The named executive officers each have a target bonus of 10% of their respective annual earnings. The actual achievement with respect to the financial performance metrics, and therefore the resulting payout, for the 2022 annual bonus plan was 88.75%. The 2023 annual bonus plan is substantially identical to the 2022 annual bonus plan, and reflects updated annual performance targets.

Equity Compensation

Historically, we generally offered stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our Compensation Committee determines the fair market value of our common stock with respect to our stock option grants based on the closing price of our Class A Common Stock on the Nasdaq Global Market. Generally, our stock options granted to employees vest as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.

Since our initial public offering in November 2021, we have generally offered RSUs to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Each RSU represents a contingent right to receive one share of Class A Common Stock upon vesting. Generally, our RSUs granted to employees vest in equal quarterly installments over 4 years, however, RSUs granted to new hires include a one-year cliff vest such that 25% of the total number of the shares vest on approximately the first year anniversary of the award and the remainder of the shares vest in equal quarterly installments over the following 36 months.

Retirement Savings and Employee Benefits and Perquisites

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We make an annual contribution equal to 3% of each employee’s base salary pursuant to the safe harbor provisions of our plan, subject to an applicable maximum contribution.

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as are full-time employees generally. We generally do not provide our named executive officers with other perquisites or personal benefits.

Outstanding Equity Awards at 2022 Year-End

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2022.

	Option Awards						Stock Awards
		Number of Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Gleb Budman	—	—	—	—	—		—	—
Chief Executive Officer and Chairperson
Frank Patchel	4/21/2020	188,724	95,335	$2.61	4/20/2030	(1)	—	—
Chief Financial Officer	3/24/2022	—	—	—	—		88,076	$988,213
Brian Wilson	—	—	—	—	—		—	—
Former Chief Technology Officer and Director

(1)

Twenty-five percent of the option vests and becomes exercisable following the completion by Mr. Patchel of 12 months of continuous service following the Vesting Commencement Date indicated above, with an additional 1/48th of the option vesting and becoming exercisable following the completion of each of 36 months of additional service thereafter. In addition, if we are subject to a change in control prior to the termination of the officer’s service, and Mr. Patchel is subject to a termination other than for cause within 24 months after such change in control, an additional 50% of the then-unvested portion of such option will become vested and exercisable.

Severance and Change in Control Benefits

We have entered into severance and change in control agreements with each named executive officer. The severance and change in control agreements will provide for payment of cash severance and acceleration of outstanding equity awards upon certain involuntary terminations.

Involuntary Termination Outside of a Change in Control Period

If the named executive officer is subject to a termination without cause or a resignation for good reason, or the named executive officer’s employment terminates due to death or disability, and such termination or resignation does not occur within 3 months prior to or 12 months after a change in control, then the named executive officer will receive a lump sum cash severance payment equal to (i) a number of months of his or her then-current base salary, (ii) a prorated portion of his or her annual target bonus and (iii) 12 months for Mr. Budman, and 6 months for each of Mr. Patchel and Ms. Cessna, of the monthly premium for COBRA coverage for the officer and his or her eligible dependents. The number of months used to calculate the severance payment are the greater of (a) 12 months for Mr. Budman, as Chief Executive Officer, and 6 months for each of Mr. Patchel and Ms. Cessna, and (b) one month for each year of continuous employment, with such number not to exceed 18 months.

Involuntary Termination Within a Change in Control Period

If the named executive officer is subject to a termination without cause or a resignation for good reason, or the named executive officer’s employment terminates due to death or disability, and such termination or resignation occurs within 3 months prior to or 12 months after a change in control, then (A) the named executive officer will receive a lump sum cash severance payment equal to (i) a number of months of his or her then-current base salary, (ii) a prorated portion of his or her annual target bonus, and (iii) 18 months for Mr. Budman, and 12 months for each of Mr. Patchel and Ms. Cessna, of the monthly premium for COBRA coverage for the officer and his or her eligible dependents, and (B) one hundred percent (100%) of the shares subject to each then-outstanding equity award subject to time-based vesting held by the named executive officer shall become fully vested, and the level of achievement of performance goals applicable to each then-outstanding equity award subject to performance-based vesting held by the officer shall be deemed to equal the greater of (i) the target level of achievement and (ii) the actual level of achievement, to the extent determinable. The number of months used to calculate the severance payment will be 18 months for Mr. Budman, as Chief Executive Officer, and the greater of (a) 12 months for each of Mr. Patchel and Ms. Cessna, and (ii) one month for each year of continuous employment, with such number not to exceed 18 months.

Receipt of the severance benefits is contingent upon the named executive officer’s execution and non-revocation of a general release of claims and, if requested by our Board, resignation from the Board. The definitions of relevant terms are set forth in the severance and change in control agreement.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and to provide certain pay-versus-performance disclosures pursuant to Item 402(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 6, 2023, for:

•	each of our named executive officers;

•	each of our directors, including our Class II director nominee;

•	all of our executive officers and directors as of such date as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock or Class B Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Class A Common Stock underlying RSUs that may be settled within 60 days of April 6, 2023.

The percentage ownership columns in the table is based on 21,348,789 shares of our Class A Common Stock outstanding and 13,177,084 shares of our Class B Common Stock outstanding, in each case, as of April 6, 2023.

Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Class A Common Stock or Class B Common Stock that they beneficially own, subject to applicable community property laws.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Backblaze, Inc., 500 Ben Franklin Ct, San Mateo, CA 94401.

Name of Beneficial Owner	Number of Shares of Class A Common Stock	Percentage	Number of Shares of Class B Common Stock	Percentage	% of Total Voting Power(1)
Named Executive Officers and Directors:
Gleb Budman(2)	2,451,638	10.3%	2,342,510	17.8%	15.4%
Frank Patchel(3)	244,394	1.1%	214,856	1.6%	1.4%
Timothy Nufire(4)	2,432,321	10.7%	1,326,321	10.1%	9.4%
Jocelyn Carter-Miller(5)	56,731	*	34,200	*	*
Barbara Nelson(6)	56,731	*	34,200	*	*
Evelyn D’An(7)	52,176	*	34,200	*	*
Earl E. Fry(8)	52,176	*	34,200	*	*
Brian Wilson(9)	1,106,000	5.2%	1,326,321	10.1%	9.4%
All Executive Officers and Directors as a Group (7 persons)(10)	5,349,295	21.0%	4,020,487	29.7%	26.5%
Greater than 5% Stockholders:
TMT Investments PLC(11)	3,739,517	15.0%	3,594,030	27.3%	23.6%
Charles Jones(12)	1,106,000	5.2%	1,265,121	9.6%	9.0%
Kwok Hang Ng(13)	1,106,000	5.2%	1,326,321	10.1%	9.4%
AWM Investment Company, Inc.(14)	1,091,753	5.1%	—	—	*

*	Less than 1 percent.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to 10 votes per share, and holders of our Class A Common Stock are entitled to one vote per share.

(2)	Consists of (i) 109,128 shares of our Class A Common Stock and (ii) 2,342,510 shares of our Class B Common Stock.
(3)

Consists of (i) 22,763 shares of our Class A Common Stock, (ii) 6,775 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023 and (iii) 214,856 shares of our Class B Common Stock issuable upon exercise of options exercisable within 60 days of April 6, 2023.

(4)	Consists of (i) 1,106,000 shares of our Class A Common Stock and (ii) 1,326,321 shares of our Class B Common Stock.
(5)

Consists of (i) 9,375 shares of our Class A Common Stock, (ii) 13,156 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023 and (iii) 34,200 shares of our Class B Common Stock issuable upon early exercise of options, which are subject to a lapsing right of repurchase.

(6)

Consists of (i) 9,375 shares of our Class A Common Stock, (ii) 13,156 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023 and (iii) 34,200 shares of our Class B Common Stock issuable upon early exercise of options, which are subject to a lapsing right of repurchase.

(7)

Consists of (i) 17,976 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023 and (ii) 34,200 shares of our Class B Common Stock issuable upon early exercise of options, which are subject to a lapsing right of repurchase.

(8)

Consists of (i) 17,976 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023 and (ii) 34,200 shares of our Class B Common Stock issuable upon early exercise of options, which are subject to a lapsing right of repurchase.

(9)

Based on Form 4s filed by Mr. Wilson and information maintained by us, consists of (i) 1,106,000 shares of our Class A Common Stock and (ii) 1,326,321 shares of our Class B Common Stock. The stockholder entered into an agreement with us pursuant to which he agreed not to convert any of his shares of our Class B Common Stock without providing us 61 days’ notice. Open market purchases or sales, if any, by Mr. Wilson of our shares since his departure from Backblaze are not known by us or reported in the table.

(10)

Excludes amounts reported under Mr. Wilson, as he was not an Officer or a Director as of April 6, 2023. Consists of (i) 1,256,641 shares of our Class A Common Stock, (ii) 69,039 shares of our Class A Common Stock issuable pursuant to RSUs that will be vested within 60 days of April 6, 2023, (iii) 3,668,831 shares of our Class B Common Stock, and (iv) 351,656 shares of our Class B Common Stock issuable upon exercise of options within 60 days of April 6, 2023.

(11)

Based solely on the Form 3 filed by the stockholder with the SEC on November 12, 2021, consists of (i) 145,469 shares of our Class A Common Stock and (ii) 3,594,048 shares of our Class B Common Stock. The principal business address of this stockholder is 13 Castle Street, St Helier, Jersey Y9, JE1 1ES.

(12)

Consists of (i) 1,106,000 shares of our Class A Common Stock and (ii) 1,265,121 shares of our Class B Common Stock. The stockholder entered into an agreement with us pursuant to which he agreed not to convert any of his shares of our Class B Common Stock without providing us 61 days’ notice.

(13)

Consists of (i) 1,106,000 shares of our Class A Common Stock and (ii) 1,326,321 shares of our Class B Common Stock. The stockholder entered into an agreement with us pursuant to which he agreed not to convert any of his shares of our Class B Common Stock without providing us 61 days’ notice.

(14)

Based solely on the Schedule 13G filed by the stockholder with the SEC on February 14, 2023, consists of 1,091,753 shares of our Class A Common Stock. AWM Investment Company, Inc., a Delaware corporation (AWM), is the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Island limited partnership (CAYMAN), Special Situations Fund III QP, L.P., a Delaware limited partnership (SSFQP) Special Situations Private Equity Fund, L.P., a Delaware limited partnership (SSPE), Special Situations Technology Fund, L.P., a Delaware limited partnership (TECH) and Special Situations Technology Fund II, L.P., a Delaware limited partnership (TECH II), (CAYMAN, SSFQP, SSPE, TECH and TECH II, will hereafter be referred to as the Funds). As the investment adviser to the Funds, AWM holds sole voting and investment power over 130,435 shares held by CAYMAN, 422,784 shares held by SSFQP, 79,490 Shares held by SSPE, 67,054 Shares held by TECH and 391,990 Shares held by TECH II. Marxe, Greenhouse and Stettner are members of SSCayman, L.L.C., a Delaware limited liability company (SSCAY), the general partner of CAYMAN, the general partner of CAYMAN. Greenhouse and Stettner are members of: MGP Advisers Limited Partnership, a Delaware limited partnership, the general partner of SSFQP; MG Advisers, L.L.C., a New York limited liability company, the general partner of SSPE and SST Advisers, L.L.C., a Delaware limited liability company, the general partner of TECH and TECH II. Greenhouse and Stettner are also controlling principals of AWM.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2022 with respect to our equity compensation plans. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
2011 Stock Plan(3)	10,862,094	$3.50	—
2021 Equity Incentive Plan(3)	5,225,248	$21.82	1,836,566
2021 Employee Stock Purchase Plan	—	$—	990,132
Total	16,087,342	$5.74	2,826,698

(1)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)	Excludes securities reflected in the first column.
(3)

As a result of our initial public offering in November 2021 and the adoption of the 2021 Equity Incentive Plan, we no longer grant awards under the 2011 Stock Plan; however, all outstanding awards under the 2011 Stock Plan remain subject to the terms of the 2011 Stock Plan. The number of shares underlying stock options granted under the 2011 Stock Plan that expire, terminate or are otherwise tendered for tax purposes, forfeited or repurchased by the Company will be automatically added to the shares of Class A Common Stock available for issuance under the 2021 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a written related party transaction policy. The Audit Committee of our Board has the primary responsibility for the review, approval and oversight of any “related person transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person had, has, or will have a direct or indirect material interest. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee or our Board. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

Although we have not had a written policy until shortly before our initial public offering in November 2021 for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board. Our Board would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Certain Related Party Transactions

In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. The indemnification agreements, the Certificate of Incorporation and the Bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Sale of Convertible Notes (SAFEs) and Settlement with SAFE Holders

In August 2021, we issued $10.0 million of convertible notes (which we also refer to as a Simple Agreement for Future Equity agreement (SAFE)) in a private financing round. TMT Investments PLC, a greater than 5% stockholder, participated in the SAFE financing in the principal amount of $2,000,000 of convertible notes. Upon the completion of our initial public offering in November 2021, the convertible notes automatically converted into shares of our Class A common stock at a per share price of $16.00, which was the initial public offering price per share, less a discount in accordance with the terms of the convertible notes. TMT Investments PLC received 144,658 shares of Class A Common Stock upon the conversion of the convertible notes in connection with our initial public offering.

On July 15, 2022, we received a demand letter from the investors that entered into Simple Agreement for Future Equity (“SAFE”) agreements with us in August 2021, which related to a contractual dispute in connection with the SAFE transaction. The SAFE holders sought a refund of their original investment of $10.0 million. In February 2023, we settled with the SAFE holders for a full release of all claims related to the SAFE transaction for a one-time payment in the amount of $1.5 million in aggregate. TMT Investments PLC was a party to the settlement and received a pro-rata payment of $0.3 million as part of the SAFE settlement.

Severance Arrangements

Pursuant to existing severance agreements, each of Tim Nufire, a Company founder, current director and greater than 5% stockholder, and Brian Wilson, a Company founder, former director and named executive officer, and greater than 5% stockholder, received the following severance benefits in connection with his termination of employment from the Company on January 15, 2023 and February 28, 2023, respectively, in exchange for a release of any claims and other covenants: (a) a lump sum cash severance payment equal to (i) 15 months for Mr. Nufire and 16 months for Mr. Wilson of his base salary (based on one month per year of employment at the Company) and (ii) his 2023 target bonus (equal to ten percent of his annualized salary) prorated for the number of days he served as an employee in 2023, and (b) reimbursement of COBRA health insurance premiums for a period of six months following his respective date of termination. Charles Jones, a Company founder and greater than 5% stockholder, also received a severance payment on the same terms and conditions as set forth above in connection with his termination from the Company on January 15, 2023.

AUDIT COMMITTEE REPORT

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and BDO USA, LLP our audited financial statements for the year ended December 31, 2022. The Audit Committee has also discussed with BDO USA, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Evelyn D’An

Jocelyn Carter-Miller

Earl E. Fry

Barbara Nelson

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain of our officers and any person who beneficially owns more than 10% of our Class A Common Stock to file with the SEC initial reports of beneficial ownership and reports of subsequent changes in their beneficial ownership of our Class A Common Stock. Such directors, executive officers and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those filings that were not filed when due. Based solely on our review of copies of the reports filed with the SEC pursuant to Section 16(a) of the Exchange Act and the written representations of the reporting persons, we believe that all reporting requirements under Section 16(a) of the Exchange Act during 2022 were complied with by each of our directors and officers and each person who beneficially owned more than 10% of our Class A Common Stock, except for the following:

•

Forms 4 were inadvertently filed one business day late to report the sales of shares on December 19, 2022 by each of Gleb Budman, Tim Nufire, Brian Wilson, Kwok Hang Ng and Charles Jones pursuant to the Rule 10b5-1 trading plan entered into by each such individual; and

•

a Form 4 was inadvertently filed late on February 3, 2023 to report sales of shares by Francis Patchel on August 23, 2022 and November 23, 2022, in each case, to cover tax withholding obligations in connection with the vesting and settlement of previously reported RSUs.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as we may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

ANNEX A - AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

BACKBLAZE, INC.

2021 EQUITY INCENTIVE PLAN

(ORIGINALLY ADOPTED ON OCTOBER 25, 2021, APPROVED BY THE

STOCKHOLDERS ON OCTOBER 28, 2021

AND EFFECTIVE ON THE IPO DATE)

(AMENDED AND RESTATED EFFECTIVE [    ])

BACKBLAZE, INC.

2021 EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

The Board originally adopted the Plan on October 25, 2021, approved by the Company’s stockholders on October 28, 2021 and became effective on the IPO Date. The Plan was amended and restated, subject to stockholder approval, by the Board on April 13, 2023 and effective upon stockholder approval on [    ]. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by: (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares and Restricted Stock Units. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2.    ADMINISTRATION.

2.1    General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, (f) determine whether, when, and to what extend an Award has become vested and/or exercisable and whether any performance-based vesting conditions have been satisfied, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States or not subject to taxation under the laws of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so, including, where applicable, varying from the requirements set forth in Articles 5.3 and 6.3.

2.4    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 14,662,500 Common Shares, plus (b) up to 13,719,000 Common Shares subject to awards granted under the Predecessor Plan that are outstanding on the IPO Date and that subsequently are forfeited, expire or lapse unexercised or unsettled and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the IPO Date and that are subsequently forfeited to or reacquired by the Company, and (c) the additional Common Shares described in Articles 3.2 and 3.3. The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2    Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2031, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of Common Shares with respect to each of January 1, 2022 and January 1, 2023, and 5% of the total number of shares of the Company’s common stock, including Class A Common Stock and Class B Common Stock, with respect to all remaining years, in each case, actually issued and outstanding on the last day of the preceding fiscal year, (b) 4,784,100 Common Shares (subject to adjustment pursuant to Article 9), or (c) a lesser number of Common Shares (including zero) determined by the Board.

3.3    Shares Returned to Reserve. To the extent that Options, SARs, Restricted Stock Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4    Awards Not Reducing Share Reserve. To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5    Code Section 422 and Other Limits. Subject to adjustment in accordance with Article 9:

(a)    The aggregate grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company may not exceed $1,000,000 (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $2,000,000. For purposes of this limitation, grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither (i) Awards granted, nor compensation paid, to an individual for their service while they were an Employee or Consultant, but not as an Outside Director, nor (ii) Awards granted pursuant to an Outside Director’s election to receive Awards in lieu of cash retainers or other fees shall count towards this limitation.

(b)    No more than 66,822,210 Common Shares (subject to adjustment pursuant to Article 9) may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4.    ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2    Other Awards. Awards other than ISOs may be granted to both Employees and other Service Providers.

ARTICLE 5.    OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by their beneficiary or beneficiaries, their estate or legal heirs, as applicable. If permitted by the Administrator and valid under applicable law, each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or permitted, if the designation is not valid under applicable law, or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by their estate.

5.6    Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair their rights or obligations under such Option.

5.7    Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)    Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)    By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)    Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise or other cashless exercise procedure; or

(d)    Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.    STOCK APPRECIATION RIGHTS.

6.1    SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after their death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6    Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by their beneficiary or beneficiaries or their estate or legal heirs, as applicable. If permitted by the Administrator and valid under applicable law, each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was permitted or designated, if the designation is not valid under applicable law, or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of their death may be exercised by their estate or legal heirs.

6.7    Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair their rights or obligations under such SAR.

ARTICLE 7.    RESTRICTED SHARES.

7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5    Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair their rights or obligations under such Restricted Shares.

ARTICLE 8.    RESTRICTED STOCK UNITS.

8.1    Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2    Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3    Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4    Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5    Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6    Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries or their estate or legal heirs. If permitted by the Administrator and valid under applicable law, each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or permitted, if the designation is not valid under applicable law, or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate or legal heirs.

8.7    Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair their rights or obligations under such Restricted Stock Unit.

8.8    Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9.    ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(a)    The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1, 3.2 and 3.5;

(b)    The number and kind of shares covered by each outstanding Option, SAR and Restricted Stock Unit; and/or

(c)    The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Award shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)    The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)    The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax and regulatory requirements;

(c)    The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax and regulatory requirements;

(d)    In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise their outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e)    The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)    The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.7(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction and, in the case of an Award subject to performance-based vesting conditions, such performance-based vesting conditions shall be deemed achieved at 100% of target levels. However, the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above.    In addition, the prior two sentences shall not apply to an Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.    OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.    LIMITATION ON RIGHTS.

11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries, and Affiliates

reserve the right to terminate the service of any Service Provider at any time, with or without cause, and with or without notice, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2    Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by their Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when they become entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained or maintained, and shall enable the Administrator to cancel Awards pertaining to such Common Shares, with or without consideration to the Participant.

11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law (including, other than an ISO, to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order)). Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation (if permitted by the Administrator and valid under applicable law), (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. Any transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations.

11.5    Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.    TAXES.

12.1    General. It is a condition to each Award under the Plan that a Participant or their successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2    Withholding. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, a Parent, Subsidiary or Affiliate, as applicable; (iii) accepting the delivery of Common Shares, including Common Shares delivered by attestation; (iv) retaining Common Shares from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery, (v) if there is a public market for Common Shares at the time the withholding obligation for Tax-Related Items is satisfied, selling Common Shares issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income.

If any withholding obligation for Tax-Related Items will be satisfied under clause (iii) of the preceding paragraph, any payment of Tax-Related Items by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by U.S. Securities and Exchange Commission, accounting, or other rules.

If any withholding obligation for Tax-Related Items will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).

12.3    Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4    Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.    FUTURE OF THE PLAN.

13.1    Term of the Plan. The Plan, as set forth herein, was initially effective on the IPO Date. The Plan shall terminate automatically 10 years after the date on which the stockholders approved the original Plan.

13.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3    Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.    DEFINITIONS.

14.1    “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3    “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of equity-based compensation award.

14.4    “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5    “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6    “Change in Control” means:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)    The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)    Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

14.8    “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9    “Common Share” means one share of the Company’s Class A Common Stock.

14.10    “Company” means Backblaze, Inc., a Delaware corporation.

14.11    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12    “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.13    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

14.14    “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15    “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

14.16    “ISO” means an incentive stock option described in Code Section 422(b).

14.17    “IPO Date” means November 10, 2021, which was the effective date of the registration statement filed by the Company with the U.S. Securities and Exchange Commission for its initial offering of the Common Shares to the public.

14.18    “NSO” means a stock option not described in Code Sections 422 or 423.

14.19    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20    “Optionee” means an individual or estate holding an Option or SAR.

14.21    “Outside Director” means a member of the Board who is not an Employee.

14.22    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23    “Participant” means an individual or estate holding an Award.

14.24    “Plan” means this Backblaze, Inc. 2021 Equity Incentive Plan, as amended from time to time.

14.25    “Predecessor Plan” means the Company’s 2011 Stock Plan.

14.26    “Restricted Share” means a Common Share awarded under the Plan.

14.27    “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.28    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.29    “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.30    “SAR” means a stock appreciation right granted under the Plan.

14.31    “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to their SAR.

14.32    “Securities Act” means the U.S. Securities Act of 1933, as amended.

14.33    “Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Outside Director or Consultant after the commencement of their service.

14.34    “Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to their Option.

14.35    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.36    “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.

14.37    “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Common Shares.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLZE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BACKBLAZE, INC. 500 BEN FRANKLIN COURT SAN MATEO, CA 94401 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Class II Director to hold office until the annual meeting of stockholders held in 2026. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. Nominees 01) Jocelyn Carter-Miller The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of BDO USA, LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve an amendment and restatement of the company's 2021 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000609277_1 R1.0.0.6 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com BACKBLAZE, INC. Annual Meeting of Stockholders June 5, 2023 11:00 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gleb Budman, Francis Patchel and Thomas MacMitchell, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BACKBLAZE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT on June 5, 2023, at www.virtualshareholdermeeting.com/BLZE2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. 0000609277_2 R1.0.0.6 Continued and to be signed on reverse side